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                                                                    EXHIBIT 99.7

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              RIGHTS CERTIFICATES
                                   ISSUED BY
                        DOSKOCIL COMPANIES INCORPORATED

    This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated September 19, 1994 (the "Prospectus") of Doskocil Companies Incorporated, a Delaware corporation (the "Company"), if a Holder of Rights cannot deliver the certificate(s) evidencing the rights (the "Rights Certificate(s)"), to the Exercise Agent listed below at or prior to 5:00 p.m. New York City time on October 19, 1994, or such later date to which the Rights Offering may have been extended at the option of the Company (the "Expiration Date"). Such form must be delivered by hand or mail or may be transmitted by telegram or facsimile transmission, to the Exercise Agent, and must be received by the Exercise Agent on or prior to the Expiration Date. See "The Rights Offering -- Exercise of Rights" in the Prospectus. Payment of the Exercise Price of $9 per share for each share of the Company's Common Stock subscribed for upon exercise of such Right must be received by the Exercise Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Rights Certificate is being delivered pursuant to the procedure for guaranteed delivery thereof. Consummation of the Rights Offering is subject to the terms and conditions set forth in the Prospectus.

                             THE EXERCISE AGENT IS:
                    American Stock Transfer & Trust Company
                              GENERAL INFORMATION
                                 (800) 937-5449
                                 (212) 936-5100

                                      FACSIMILE
        BY MAIL:                  TRANSMISSION:          BY HAND:
                              (718) 234-5001
American Stock Transfer                          American Stock Transfer
  & Trust Company                                & Trust Company
40 Wall Street                                   40 Wall Street
46th Floor                                       46th Floor
New York, New York 10005                         New York, New York 10005

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OR TELEGRAM OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

    The undersigned hereby  represents that he  or she is  the holder of  Rights
Certificate(s)  representing          Rights and that such Rights Certificate(s)
cannot be delivered to the Exercise Agent at or before 5:00 p.m. New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of
         Rights   represented   by  such   Rights   Certificate  and   (ii)  the
Oversubscription Privilege relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Prospectus) are available therefor,
for  an aggregate of up to            Excess Shares. The undersigned understands
that payment of the Exercise Price of $9 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Exercise Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such
payment, in the aggregate amount of $      , either (check appropriate box):

    / /  is being delivered to the Exercise Agent herewith;

    / /  has been delivered separately to the Exercise Agent;

and is or was delivered in the manner set forth below (check appropriate box(es) and complete information relating thereto

    / /  wire transfer of funds
      -- name of transferor institutions .......................................
      -- date of transfer ......................................................
      -- confirmation number (if available) ....................................

    / / uncertified check (Payment by uncertified check will not be deemed to have been received by the Exercise Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

    / /  certified check

    / /  bank draft (cashier's check)

    / /  money order
      -- name of maker  ........................................................
      -- date of check, draft or money order  ..................................
      -- check, draft or money order number  ...................................
      -- bank on which check is drawn or issuer of money order  ................

Signature(s)  ..............................  Address  ...................................

 ...........................................  ............................................

Name(s)  ...................................  ............................................

 ...........................................  ............................................

 ...........................................  ............................................
            Please Type or Print

                                              Area Code and Tel. No(s)  ..................

                                              ............................................

Rights Certificate No(s). (if available)  ................................................

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                             GUARANTEE OF DELIVERY
          (Not to be used for Rights Certificate Signature guarantee)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Exercise Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five NASDAQ trading days after the date hereof

 ...........................................  Dated:  ......................................

 ...........................................  ..............................................
                                                              (Name of Firm)
 ...........................................
                 (Address)
 ...........................................  ..............................................
      (Area Code and Telephone Number)                    (Authorized Signature)

    The institution which completes this form must communicate the guarantee to the Exercise Agent and must deliver the Rights Certificate(s) to the Exercise Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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